SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 11, 2009, the Registrant received a letter from the staff of the Listing Qualifications Office of the NASDAQ Stock Market LLC, determining that the Registrant failed to comply with Marketplace Rule 4350(c)(3), which provides for independent director oversight of a listed issuer’s executive compensation, and the requirement of Marketplace Rule 4350(d)(2) that a listed issuer’s audit committee be composed of only independent directors.
     In late January 2009, the Registrant became concerned that John Bierbusse, a member of the Registrant’s audit and compensation committees, may not be independent under NASDAQ’s rules. Specifically, the Registrant learned that John Bierbusse’s brother, who is a “Principal” in the business consulting unit of Ernst & Young LLP (“E&Y”), the Registrant’s independent registered public accounting firm, may be considered a partner of E&Y. Upon making this discovery, the Registrant promptly made inquiries of E&Y to determine the nature of Mr. Bierbusse’s brother’s relationship with E&Y, and learned that E&Y uses the title of “Principal” to designate non-accounting partners of the firm. It also confirmed that Mr. Bierbusse’s brother works as a business consultant, is not an accountant, has no business contact with the auditing practice of E&Y, and has no involvement with the Registrant.
     The Registrant immediately contacted the Listing Qualifications Office of NASDAQ to seek its view of whether Mr. Bierbusse would continue to be deemed “independent” under NASDAQ rules. On March 6, 2009, the Listing Qualifications Office orally informed the Registrant of its view that Mr. Bierbusse was no longer an independent director pursuant to Marketplace Rule 4200(a)(15)(F), which provides that a director is not independent if he has a family member who is a current partner of the issuer’s outside auditor.
     On March 10, 2009, Mr. Bierbusse resigned as a member of the audit and compensation committees, effective immediately. Mr. Bierbusse will continue as a member of the Registrant’s board of directors.
     In its letter, the staff observed that upon discovery of this issue, the Registrant took immediate action. The staff also noted that, as a result of Mr. Bierbusse’s resignation from the two committees, the Registrant has established a compensation committee and an audit committee in conformity with Marketplace Rules 4350(c)(3) and 4350(d)(2). The staff closed the matter upon the issuance of its letter.
     In accordance with Marketplace Rule 4803(b), the Registrant issued a press release on March 12, 2009 to announce that the Registrant received the staff’s letter. A copy of this press release is attached as Exhibit 99 to this report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description

99	Press Release of Sanderson Farms, Inc. dated March 12, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: March 12, 2009	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Sanderson Farms, Inc. dated March 12, 2009.